EXHIBIT (i)(2)

                               CONSENT OF COUNSEL

     We consent to the reference to our Firm under the heading "Counsel" in Post-Effective Amendment No. 71 to the Registration Statement on Form N-1A of The GAMCO Mathers Fund as filed with the Securities and Exchange Commission on or about April 29, 2008.


/S/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP


New York, New York
April 29, 2008